UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2021

Rain Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40356	81-1130967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Jarvis Avenue, Suite 204

Newark, CA 94560

(Address of Principal Executive Offices)

(510) 953-5559

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2021, Rain Therapeutics Inc. (the “Company”) adopted the Rain Therapeutics Inc. Executive Severance Plan (the “Severance Plan”). In connection with the adoption of the Severance Plan, the Company entered into participation agreements with Robert Doebele, MD, PhD, Richard Bryce, MBChB, Kolbot By, PhD and Nelson Cabatuan.

Under the Severance Plan, if the Company terminates a participant’s employment without cause (as defined in the Severance Plan) or upon the participant’s resignation for good reason (as defined in the Severance Plan) at any time other than during the 12-month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•

Severance payments in an amount equal to the participant’s then-current base salary times a multiplier of either 0.50 or .75 (based on the participant’s tier in the Severance Plan (the “Tier”)) and payable in equal installments in accordance with the Company’s normal payroll practices over the 6 or 9 month period (based on the participant’s Tier) following the date of termination and

•

Reimbursement for the amount of the remainder of premiums for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), during the 6 or 12 month period (based on the participant’s Tier) or, if earlier, the date on which the participant becomes eligible for other employer-sponsored health benefits or Medicare or the expiration of the participant’s rights under COBRA.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or upon the participant’s resignation for good reason during the Change in Control Period, then the participant is eligible to receive the following benefits:

•

Severance payable in a lump sum in an amount equal to a multiplier of either .75 or 1.0 (based on the participant’s Tier) multiplied by the sum of (A) the participant’s annual base salary and (B) the participant’s target annual bonus for the year in which the termination of employment occurs;

•

Reimbursement for the amount of the remainder of premiums for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to COBRA during the 9 or 12 month period (based on the participant’s Tier) following the date of termination or, if earlier, the date on which the participant becomes eligible for other employer-sponsored health benefits or Medicare or the expiration of the participant’s rights under COBRA; and

•

Payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year.

A participant’s rights to any severance benefits under the Severance Plan upon a qualifying termination are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Rain Therapeutics Inc. Executive Severance Plan and Form of Participation Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2021	Rain Therapeutics Inc.

	By:	/s/ Avanish Vellanki
Avanish Vellanki
Chairman and Chief Executive Officer

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